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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Nanogen, Inc. for the registration of 416,666 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements of Nanogen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP

San Diego, California
August 17, 2001